Financial:
Tito Lima
Chief Financial Officer
717-735-4547 or tllima@sterlingfi.com

Media:
Mike Lambert
Director of Communications
717-735-5558 or mwlambert@sterlingfi.com

Sterling Financial Corporation of Lancaster, Pa., Postpones First Quarter Earnings Release

LANCASTER, PA (April 19, 2007) – Sterling Financial Corporation (NASDAQ: SLFI) is postponing the release of its earnings for the quarter ended March 31, 2007. The release was originally scheduled for April 24th.

Sterling’s management has received information suggesting irregularities related to certain financing contracts in one of its financial services group companies, Equipment Finance LLC (EFI). EFI provides commercial financing for the soft pulp logging and land-clearing industries, primarily in the southeastern United States.

Management moved immediately to notify the Audit Committee and Board of Directors about this information, and the Audit Committee engaged nationally recognized, expert accountants and legal counsel to conduct an independent investigation.

“As you would expect, Sterling is taking this matter very seriously,” said J. Roger Moyer, Jr., president and chief executive officer of Sterling Financial Corporation. “We are committing all necessary resources to complete the investigation in a thorough, timely and professional manner and to take any remedial steps necessary.”

At this time, Sterling has not determined the financial impact of any irregularities. Further investigation is required for a final determination of earnings for the first quarter, which may also make it necessary to delay the filing of the first quarter Form 10-Q. New dates will be announced as soon as they become available.

With assets of $3.3 billion and investment assets under administration of $2.8 billion, Sterling Financial Corporation (NASDAQ: SLFI) is a diversified financial services company based in Lancaster, Pa. Sterling Banking Services Group affiliates offer a full range of banking services in south-central Pennsylvania, northern Maryland and northern Delaware. The group also offers correspondent banking services in the mid-Atlantic region to other companies within the financial services industry, and banking related insurance services. Sterling Financial Services Group affiliates provide specialty commercial financing; fleet and equipment leasing; and investment, trust and brokerage services. Visit www.sterlingfi.com for more information.

Banking Services Group — Banks: Pennsylvania: Bank of Lancaster County, N.A.; Bank of Lebanon County; PennSterling Bank; and Pennsylvania State Bank. Pennsylvania and Maryland: Bank of Hanover and Trust Company. Maryland: Bay First Bank, N.A. Delaware: Delaware Sterling Bank & Trust Company. Correspondent banking services: Correspondent Services Group (provider of Sterling services to other financial institutions). Insurance services: Lancaster Insurance Group, LLC (independent insurance agency) and Sterling Financial Settlement Services, LLC (title insurance agency).
Financial Services Group — Specialty commercial financing: Equipment Finance LLC (commercial financing company for the soft pulp logging and land clearing industries, serving primarily the paper industry in the southeastern United States). Fleet and equipment leasing: Town & Country Leasing, LLC (nationwide fleet and equipment leasing/financing company). Trust, investment and brokerage services: Sterling Financial Trust Company (trust and investment services), Church Capital Management, LLC (registered investment advisor) and Bainbridge Securities Inc. (securities broker/dealer).

###

This news release may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include costs and efforts required to integrate aspects of the operations of the companies being more difficult than expected, anticipated merger-related synergies not being achieved timely or not being achieved at all, the possibility that increased demand or prices for Sterling’s financial services and products may not occur, changing economic and competitive conditions, volatility in interest rates, technological developments, costs associated with complying with laws, rules and regulations, and other risks and uncertainties, including those detailed in Sterling’s filings with the Securities and Exchange Commission.